Exhibit 21.1

SUBSIDIARIES OF PIMCO CAPITAL SOLUTIONS BDC CORP.

Name of Subsidiary	Jurisdiction of Organization of Subsidiary

Emerald CS LLC	Delaware

Ruby CS LLC	Delaware

Amber CS LLC	Delaware

Citrine CS LLC	Delaware

Diamond CS LLC	Delaware

Opal CS LLC	Delaware

Quartz CS LLC	Delaware

Jade CS LLC	Delaware

Pearl CS LLC	Delaware

Sapphire CS LLC	Delaware

Topaz CS LLC	Delaware

Garnet CS LLC	Delaware

Turquoise CS LLC	Delaware

Aquamarine CS LLC	Delaware

Tanzanite CS LLC	Delaware

Peridot CS LLC	Delaware